Exhibit 99.1

LifeLock Announces 2013 First Quarter Results

Record quarterly revenue of $82.1 million, up 42% year-over-year

Q1 cumulative ending members of approximately 2.6 million, up 20% year-over-year

Q1 monthly average revenue per member of $9.80, up 11% year-over-year

TEMPE, AZ (May 1, 2013) – LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Financial Highlights:

•

Revenue: Total revenue was $82.1 million for the first quarter of 2013, up 42% from $57.6 million for the first quarter of 2012. Consumer revenue was $75.1 million for the first quarter of 2013, up 32% from $56.7 million for the first quarter of 2012. Enterprise revenue was $7.0 million for the first quarter of 2013.

•

Net Income (loss): Net loss was $4.1 million for the first quarter of 2013, compared to net income of $18.5 million for the first quarter of 2012. The prior year quarter included a tax benefit of $14.3 million related to the acquisition of ID Analytics. Net loss per diluted share was $0.05 for the first quarter of 2013 based on 86.6 million weighted-average shares outstanding, compared with net income per diluted share of $0.22 for the first quarter of 2012 based on 54.1 million weighted-average shares outstanding.

•

Adjusted Net Income: Adjusted net income was $0.6 million for the first quarter of 2013, up from $0.4 million for the first quarter of 2012. Adjusted net income per diluted share was $0.01 for the first quarter of 2013 based on 94.6 million weighted-average shares outstanding, compared with $0.01 per diluted share for the first quarter of 2012 based on 57.2 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $1.9 million for the first quarter of 2013, compared with $1.9 million for the first quarter of 2012.

•

Cash Flow: Cash flow from operations was $12.8 million for the first quarter of 2013, leading to free cash flow of $11.5 million after taking into consideration $1.3 million of capital expenditures. This compares with cash flow from operations of $9.8 million and free cash flow of $9.5 million, after taking into consideration $0.3 million of capital expenditures, for the first quarter of 2012.

•	Balance Sheet: Cash and cash equivalents at the end of the first quarter of 2013 was $145.3 million, up from $134.2 million at the end of the fourth quarter of 2012.

“Our business continued to perform at a high level in the first quarter, leading to financial results that exceeded our expectations across each key metric,” said Todd Davis, LifeLock’s Chairman and CEO. “Our strong growth and continued customer momentum are a result of our highly differentiated proactive identity theft protection offerings, which represent a disruptive solution compared to competitors that offer traditional reactive solutions. We continue to see growing adoption of our premium value LifeLock Ultimate service, which is further evidence that consumers are becoming increasingly aware of the negative consequences associated with identity theft and the superiority of our product. We continue to be enthusiastic about our outlook for 2013, which is reflected by our increased guidance for revenue and profitability.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2013 & Recent Business Highlights:

•	Recorded the 32nd consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 249,000 gross new members in the first quarter of 2013 and ended the quarter with approximately 2.6 million members.

•	Achieved a retention rate of 87.2% for the first quarter of 2013, compared with 84.3% for the first quarter of 2012.

•	Increased monthly average revenue per member to $9.80 for the first quarter of 2013 from $8.84 for the first quarter of 2012.

•	Announced the new LifeLock Junior service offering, expanding our options for full family protection from identity theft.

•	Nominated as one of three finalists for the Better Business Bureau Ethics Award.

•	Made two additions to the leadership team, with Steve Seoane as Chief Product Officer and Miles Mahoney as Senior Vice President of Enterprise Sales and Alliances.

Guidance:

As of May 1, 2013, we are initiating guidance for our second quarter of 2013 as well as updating our guidance for the full year 2013.

•

Second Quarter 2013 Guidance: Total revenue is expected to be in the range of $84.0 million to $86.0 million. Adjusted net income per share is expected to be in the range of $0.00 to $0.01 based on approximately 97.0 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $2.0 million to $3.0 million.

•

Full Year 2013 Guidance: Total revenue is expected to be in the range of $347.0 million to $355.0 million. Adjusted net income per share is expected to be in the range of $0.32 to $0.36 based on approximately 98.0 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $38.0 million to $42.0 million. Free cash flow is expected to be in the range of $43.0 million to $48.0 million.

Conference Call Details:

•	What: LifeLock first quarter 2013 financial results.

•	When: Wednesday, May 1, 2013 at 2PM PT (5PM ET).

•

Dial in: To access the call in the United States, please dial (866) 515-2913, and for international callers dial (617) 399-5127. Callers may provide confirmation number 10391792 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•

Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 286-8010, and for international callers dial (617) 801-6888 and enter access code 65489738.

About LifeLock

LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and identity risk assessment and fraud protection services for enterprises. Since 2005, LifeLock has been relentlessly protecting identities by providing consumers with the tools and confidence they need to help protect themselves from identity theft. In October 2012, Javelin Strategy & Research named LifeLock Ultimate™ a “Best in Class Overall” identity theft protection solution and also named it “Best in Detection”. In March 2012, LifeLock further demonstrated its commitment to combating identity fraud with the purchase of ID Analytics, Inc., a leader in enterprise identity risk management that provides visibility into identity risk and credit worthiness. ID Analytics, Inc. currently operates as a wholly owned subsidiary of LifeLock, Inc.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding the success of our LifeLock Ultimate service, our outlook for 2013, and our expected total revenue, adjusted net income per share, adjusted EBITDA, and free cash flow for the second quarter of 2013 and for fiscal year 2013. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to achieve or maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to maintain access to data sources; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the effects of laws, regulations, and enforcement; the outcome of any litigation or regulatory proceeding; our ability to protect our intellectual property and not infringe on the intellectual property of others; and other “Risk Factors” set forth in our most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in the filings we make with the SEC from time to time, including our Form 10-K for the year ended December 31, 2012, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting our Investor Relations website at http://investor.lifelock.com/ or the SEC’s website at www.sec.gov.

We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) per share, adjusted EBITDA, and free cash flow. We define adjusted net income (loss) as net income (loss) excluding amortization of intangible assets, change in fair value of warrant liabilities, change in fair value of embedded derivatives, income tax benefits resulting from the acquisition of ID Analytics, and share-based compensation. We define adjusted net income (loss) per share as adjusted net income per share of stock assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance and excluding the impact of warrants to purchase Series E and Series E-2 preferred stock. We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest expense, interest income, change in fair value of warrant liabilities, change in fair value of embedded derivative, other income (expense), provision for income taxes, and share-based compensation. We define free cash flow as net cash provided by (used in) operating activities less net cash used in investing activities for acquisitions of property and equipment.

We have included adjusted net income (loss), adjusted net income (loss) per share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income (loss) and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.

We have included free cash flow in this press release because it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although adjusted net income (loss), adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled adjusted net income per share guidance to net income per share guidance or adjusted EBITDA guidance to net income guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense or amortization of intangible assets, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Media Contact:

Media@lifelock.com

480-457-2032

Investor Relations Contact:

Greg Kleiner

ICR for LifeLock

Investor.relations@lifelock.com

480-457-5000

Supplemental Financial Information

LifeLock, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue
Consumer revenue	$75,094	$56,708
Enterprise revenue	7,001	904

Total revenue	82,095	57,612
Cost of services	23,804	18,840

Gross profit	58,291	38,772
Costs and expenses:
Sales and marketing	41,793	30,338
Technology and development	9,024	5,349
General and administrative	9,424	2,935
Amortization of acquired intangible assets	1,966	359

Total costs and expenses	62,207	38,981

Loss from operations	(3,916)	(209)
Other income (expense):
Interest expense	(67)	(350)
Interest income	20	1
Change in fair value of warrant liabilities	—	4,895
Other	(4)	(2)

Total other income (expense)	(51)	4,544

Income (loss) before provision for income taxes	(3,967)	4,335
Income tax expense (benefit)	150	(14,118)

Net income (loss)	(4,117)	18,453
Accretion of convertible redeemable preferred stock	—	(734)
Net income allocable to convertible redeemable preferred stockholders	—	(11,061)

Net income available (loss attributable) to common stockholders	$(4,117)	$6,658

Net income available (loss attributable) per share to common stockholders:
Basic	$(0.05)	$0.34
Diluted	$(0.05)	$0.22
Weighted-average common shares outstanding:
Basic	86,640	19,430
Diluted	86,640	54,127

LifeLock, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$145,303	$134,197
Trade and other receivables, net	7,756	7,560
Prepaid expenses and other current assets	8,473	5,753

Total current assets	161,532	147,510
Property and equipment, net	9,955	9,701
Goodwill	129,428	129,428
Intangible assets, net	49,276	51,242
Other non-current assets	1,826	1,707

Total assets	$352,017	$339,588

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,376	$1,151
Accrued expenses and other liabilities	28,448	27,329
Deferred revenue	103,354	90,877

Total current liabilities	133,178	119,357
Other non-current liabilities	231	265

Total liabilities	133,409	119,622
Commitments and contingencies
Stockholders’ equity:
Common stock	87	87
Additional paid-in capital	442,642	439,883
Accumulated deficit	(224,121)	(220,004)

Total stockholders’ equity	218,608	219,966

Total liabilities and stockholders’ equity	$352,017	$339,588

LifeLock, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Operating activities
Net income (loss)	$(4,117)	$18,453
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,071	1,274
Share-based compensation	2,724	804
Provision for doubtful accounts	43	8
Change in fair value of warrant liabilities	—	(4,895)
Deferred income tax benefit	—	(14,310)
Other	4	2
Change in operating assets and liabilities:
Trade and other receivables	(239)	(232)
Prepaid expenses and other current assets	(2,720)	(1,693)
Other non-current assets	313	(804)
Accounts payable	225	1,100
Accrued expenses and other liabilities	1,048	518
Deferred revenue	12,477	9,704
Other non-current liabilities	(34)	(125)

Net cash provided by operating activities	12,795	9,804
Investing activities
Acquisition of ID Analytics, net of cash acquired	—	(157,430)
Acquisition of property and equipment	(1,285)	(337)

Net cash used in investing activities	(1,285)	(157,767)
Financing activities
Proceeds from:
Term loan	—	68,000
Issuance of convertible redeemable preferred stock, net of offering costs	—	102,175
Issuance of warrants	—	4,373
Stock option exercises	36	114
Payments for:
Debt issuance costs	(440)	(1,500)

Net cash provided by (used in) financing activities	(404)	173,162

Net increase in cash and cash equivalents	11,106	25,199
Cash and cash equivalents at beginning of period	134,197	28,850

Cash and cash equivalents at end of period	$145,303	$54,049

Share Based Compensation

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cost of services	$206	$69
Sales and marketing	333	130
Technology and development	515	220
General and administrative	1,670	385

Total share-based compensation expense	$2,724	$804

Key Financial and Operating Metrics

(in thousands except percentages and per member data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue
Consumer revenue	$75,094	$56,708
Enterprise revenue	7,001	904

Total Revenue	82,095	57,612
Adjusted net income	573	411
Adjusted EBITDA	1,879	1,869
Free cash flow	11,510	9,467
Cumulative ending members	2,636	2,206
Gross new members	249	208
Member retention rate	87.2%	84.3%
Average cost of acquisition per member	$156	$144
Monthly average revenue per member	$9.80	$8.84
Enterprise transactions	58,483	49,769

Reconciliation of GAAP to Adjusted Results

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$58,291	$38,772
Share-based compensation	206	69

Adjusted gross profit	$58,497	$38,841

Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$41,793	$30,338
Share-based compensation	(333)	(130)

Adjusted sales and marketing expenses	$41,460	$30,208

Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$9,024	$5,349
Share-based compensation	(515)	(220)

Adjusted technology and development expenses	$8,509	$5,129

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expenses	$9,424	$2,935
Share-based compensation	(1,670)	(385)

Adjusted general and administrative expenses	$7,754	$2,550

Reconciliation of Loss from Operations to Adjusted Income from Operations
Loss from operations	$(3,916)	$(209)
Share-based compensation	2,724	804
Amortization of acquired intangible assets	1,966	359

Adjusted income from operations	$774	$954

Reconciliation of Net Income (Loss) to Adjusted Net Income
Net income (loss)	$(4,117)	$18,453
Amortization of acquired intangible assets	1,966	359
Change in fair value of warrant liabilities	—	(4,895)
Tax benefit from acquisition	—	(14,310)
Share-based compensation	2,724	804

Adjusted net income	$573	$411

	Three Months Ended March 31,
	2013	2012
Reconciliation of GAAP Diluted Shares to Adjusted Diluted Shares
Diluted shares	86,640	54,127
Assumed preferred stock conversion	—	3,038
Dilutive securities excluded due to net loss available for distribution	7,940	—

Adjusted diluted shares	94,580	57,165

Reconciliation of Net (Loss) Income per Diluted Share to Adjusted Net Income per Diluted Share
Net (loss) income per diluted share	$(0.05)	$0.22
Net income attributable to participating securities	—	0.11
Adjustments to net income	0.06	(0.31)
Adjustments to diluted shares	—	(0.01)

Adjusted net income per diluted share	$0.01	$0.01

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(4,117)	$18,453
Depreciation and amortization	3,071	1,274
Interest expense	67	350
Interest income	(20)	(1)
Change in fair value of warrant liabilities	—	(4,895)
Other	4	2
Income tax (benefit) expense	150	(14,118)
Share-based compensation	2,724	804

Adjusted EBITDA	$1,879	$1,869

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$12,795	$9,804
Acquisitions of property and equipment	(1,285)	(337)

Free cash flow	$11,510	$9,467